Exhibit 99.1

GCP Applied Technologies Appoints Craig A. Merrill as CFO

CAMBRIDGE, Mass., August 4, 2020 — GCP Applied Technologies Inc. (NYSE:GCP), a leading global provider of construction products technologies, today announced that Craig A. Merrill has been appointed as the Company’s permanent Chief Financial Officer, effective immediately. Mr. Merrill has served as GCP’s Interim CFO since October 2019.

Randy Dearth, GCP’s President and Chief Executive Officer, said, “We are pleased to name Craig as our permanent CFO. I am confident that Craig is the right person to help us continue driving the positive changes we have achieved in GCP over the past year, and I look forward to continuing to work together to improve performance across our businesses and enhance value for our shareholders.”

Mr. Merrill said, “I’m honored to be taking on the CFO role on a permanent basis. I look forward to continuing to work with Randy, the GCP leadership team and Board, and the finance organization to continue to enhance our financial objectives, increase shareholder value and position the Company for long-term success.”

About Craig A. Merrill

Craig Merrill has served as GCP’s Interim Chief Financial Officer since October 2019. He brings 30 years of experience in the global construction products and specialty chemicals industries, having begun his career at W.R. Grace & Co. in 1990. Mr. Merrill joined GCP as Vice President & General Manager, Global Cement and Emerging Markets following the Company’s separation from W.R. Grace & Co. in 2016. Prior to being named Interim CFO, Mr. Merrill also held roles as Vice President, Global Marketing and Vice President, Finance, Analytics and Strategy at GCP. Previously, at W.R. Grace & Co., he served as Vice President & General Manager in the Specialty Construction Chemicals. Mr. Merrill received a Bachelor of Commerce degree from the University of Toronto.

About GCP Applied Technologies

GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

Forward-Looking Statements

This release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions;

growth opportunities for existing products; and plans and objectives. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release.

Contact:

Investor Relations

Betsy Cowell

+1 617.498.4568

investors@gcpat.com